Confidential treatment has been requested for redacted portions of this exhibit.

This copy omits the information subject to the confidentiality request. Omissions are designated as ******.

Exhibit 10.16

Manufacturing Cooperation Agreement

among

Wuhan Lotus Cars Co., Ltd.

and

Wuhan Lotus Cars Sales Limited

and

Wuhan Geely Auto Parts Co., Ltd.

and

Zhejiang Geely Automobile Co., Ltd. Wuhan Branch

Project Name: LAMBDA/ALPHA/SIGMA Model Cooperation Project

Contract No:_________________

Date of Execution: June 21, 2022

Manufacturing Cooperation Agreement

This Cooperation Framework Agreement (the “Agreement”) is made, entered into and executed on [  ] [  ], 2022 by and among:

(1)            Wuhan Lotus Cars Co., Ltd.

(a company incorporated in accordance with the laws of People’s Republic of China (Unified social credit code: 91420113MA4L0T9R0Y), with its registered office at A404, No.3 Building, No.28 Chuanjiangchi 2nd Road, Wuhan Economic and Technological Development Zone, Wuhan, China)

(2)            Wuhan Lotus Cars Sales Limited

(a company incorporated in accordance with the laws of People’s Republic of China (Unified social credit code: 91420100MA49PPD93K), with its registered office at A511, No.3 Building, No.28 Chuanjiangchi 2nd Road, Wuhan Economic and Technological Development Zone, Wuhan, China)

(3)            Wuhan Geely Auto Parts Co., Ltd.

(a company incorporated in accordance with the laws of People’s Republic of China (Unified social credit code: 91420113MA4L0YQNXP), with its registered office at No.l Building,No.l00 Weihu Road, Shamao Street, Hannan District, Wuhan, China)

(4)	Zhejiang Geely Automobile Co., Ltd. Wuhan Branch

(a company incorporated in accordance with the laws of People’s Republic of China (Unified social credit code: 91420113MA4IC27XL4B), with its registered office at No.368 Shamao Avenue, Shamao Street, Hannan District, Wuhan, China)

Each of Wuhan Lotus Cars Co., Ltd. and Wuhan Lotus Cars Sales Limited is hereinafter referred to as the “Lotus Party” and collectively referred to as “Lotus”; and each of Wuhan Geely Auto Parts Co., Ltd. and Zhejiang Geely Automobile Co., Ltd. Wuhan Branch is hereinafter referred to as “Geely Party” and collectively referred to as “Geely”. Lotus and Geely are hereinafter referred to as a “Party” individually and the “Parties” collectively.

The Parties to the Agreement, on the basis of equality and free will, have reached a consensus through full negotiation and entered into the Agreement on the production and manufacture of vehicle models internally codenamed LAMBDA/ALPHA/SIGMA for mutual compliance.

1	Cooperation Background

1.1	Lotus is a company dedicated to the design and development of luxury high-end electric lifestyle vehicles. It is currently developing high-end electric vehicles such as Lambda, Alpha, and Sigma, and has the functions of sales and global distribution of luxury electric lifestyle vehicles related to the Lotus brand.

1.2	Geely is a company capable of producing high-end luxury electric lifestyle vehicles, has the qualifications for manufacturing complete vehicles as required by laws, and applies for and holds product announcements for cooperative models.

1.3	Lotus agrees to commission Geely with the production of Lambda, Alpha and Sigma models and license relevant technologies, and Geely agrees to accept Lotus’ commissioned production.

1.4	Geely, as an entity with the production qualification, is responsible for applying for the Qualified Certificate of Vehicle (the “Certificate”) and selling the produced vehicles to Lotus. Lotus agrees to purchase vehicles of the cooperative models from Geely, and sell and distribute the same in Mainland China and the countries to which such vehicles are exported.

2	Cooperation Principles

2.1	The Parties shall adhere to the principles of openness, transparency and sharing, and share fully trust and share resources each other.

2.2	In the process of development of the Project, the control, verification and acceptance of each node shall be dominated by Lotus.

2.3	In the process of production of the Project, quality control shall be carried out in accordance with the Geely quality assurance system recognized by Lotus.

2.4	The Agreement will be implemented in strict accordance with China’s laws, regulations, policies, law enforcement practices on taxation, auditing, related transactions, intellectual property rights, etc., and Geely’s audit requirements. If there are changes in relevant laws, regulations, policies, law enforcement practices or Geely’s audit requirements, or any provisions in the Agreement is found to be invalid, illegal or unenforceable in accordance with applicable laws, regulations, policies, law enforcement practices or Geely’s audit requirements, the Parties shall, through negotiation in good faith, try their best to replace those provisions that do not meet the requirements with the provisions that comply with relevant laws, regulations, policies, law enforcement practices and Geely’s audit requirements, so as to minimize or reduce any adverse impact on Geely.

3	Cooperation Content

3.1	Lotus will develop its own high-end luxury electric lifestyle vehicles (the “Cooperative Models”) internally codenamed LAMDBA/ALPHA/SIGMA. The Cooperative Models will use the “Lotus” brand, and the Announcement of Road Motor Vehicle Manufacturers and Products corresponding to the Cooperative Models (the “Product Announcement”) will be registered in the name of Geely Party.

3.2	For the foregoing purposes, Lotus will commission Geely to produce the Cooperative Models, and Lotus will be responsible for the design and development of the Cooperative Models, as well as the designation of relevant suppliers; it will also be responsible for domestic Product Announcement, 3C certification, and overseas certifications including EU EWVTA, and those in the United States and Japan, and for production consistency management.

3.3	Geely Party is responsible for placing raw material orders, incoming inspection, production planning, production quality control, logistics and transportation of finished vehicles and spare parts, as well as factory operations, worker recruitment, equipment procurement, production organization, and for producing and delivering vehicles and parts in accordance with the agreed quality standards and the delivery plan; Geely Party will sell the complete vehicles to Lotus Party after testing and processing the vehicles of the Cooperative Models and going through necessary procedures such as the Certificate; Lotus Party will act as the exclusive general distributor of the Cooperative Models.

3.4	Geely Party shall ensure that it has the qualifications and licenses required by relevant laws and regulations to engage in the production, testing, processing and applying for and obtaining the Certificates of the Cooperative Models, and shall ensure that the Cooperative Models can be used and provided to Lotus as per the cooperation model and the arrangement of division of work.

4	Rights and Obligations of the Parties

4.1	Wuhan Lotus Cars Co., Ltd. shall be responsible for the Project’s development tasks and goals, costs, development progress and R&D quality control, as well as domestic and foreign product certification (the Product Announcement, 3C certification and environmental protection announcement declaration, EWVTA/overseas COC certificate), production consistency management, etc.

4.2	Geely shall assist in providing the required technical information and relevant documents in line with the needs of domestic and foreign product certification of Lotus products. If relevant laws and regulations or government authorities require on-site audits or on-site inspections at factory, Geely shall cooperate therein in accordance with the requirements of the government authorities and Lotus (including but not limited to cooperating in on-site work and providing documents, etc.).

4.3	The supply chain management work, that Wuhan Lotus Cars Co., Ltd. is responsible for, includes supplier selection, pricing and designation, supplier quality management, etc. and the supply chain management work, that Wuhan Geely Auto Parts Co., Ltd. is responsible for, includes but is not limited to signing raw material procurement contracts, inbound logistics, incoming inspection, purchase order release, etc. Wuhan Geely Auto Parts Co., Ltd. shall, in a timely manner, inspect and accept the materials delivered by the supplier in accordance with the acceptance standards and requirements recognized by Wuhan Lotus Cars Co., Ltd. (including but not limited to packaging confirmation, appearance inspection, quantity count, model check, whether there are quality problems or not, etc.), and keep the materials properly and settle the material price in time. If it is necessary to pay the supplier in advance due to material shortage and other reasons, Lotus Party shall pay the corresponding material price to Geely Party in advance, and the material price paid Geely Party in advance may be deducted from the payment for the complete vehicle kit payable by Lotus Party to Geely Party as per the actual consumption quantity. If the cost of imported parts is affected by exchange rate fluctuations, Geely Party shall have the right to take hedging and other related financial measures in response to exchange rate changes, and the resulting costs or benefits shall belong to Lotus Party. Lotus shall bear the corresponding cost for the obsolete and slow-moving inventories due to Lotus’s unreasonable procurement plan or order placement or Lotus’s failure to sell as expected.

4.4	Wuhan Lotus Cars Co., Ltd., as the designer, shall have the right to submit technical guidance documents (including national standards, ECE regulations, EU directives, local standards, and industry norms) to Zhejiang Geely Automobile Co., Ltd. Wuhan Branch regarding the production process; meanwhile, Wuhan Lotus Cars Co., Ltd. shall have the right to inspect the relevant production and test equipment of Zhejiang Geely Automobile Co., Ltd. Wuhan Branch, and supervise the entire manufacturing process.

4.5	Zhejiang Geely Automobile Co., Ltd. Wuhan Branch shall be responsible for the production and factory operation management of the Cooperative Models, including material management, production process development, equipment procurement, worker recruitment and management, production organization, product packaging, product delivery, in-plant logistics, inventory management, water and electricity, safety and environmental protection, production quality, etc., and shall also be responsible for the product quality problems of the Cooperative Models caused by Geely. Wuhan Lotus Cars Co., Ltd. shall be responsible for the product quality problems of the Cooperative Models caused by Lotus. Zhejiang Geely Automobile Co., Ltd. Wuhan Branch shall formulate inspection documents for the Cooperative Models according to the acceptance criteria otherwise confirmed with Wuhan Lotus Cars Co., Ltd., and shall conduct process inspection and pre-delivery inspection for the Cooperative Models based thereon. Wuhan Lotus Cars Co., Ltd. shall have the right to inspect the vehicles of the Cooperative Models before they are delivered from factory, and shall also have the right to conduct random inspections after delivery by Zhejiang Geely Automobile Co., Ltd. Wuhan Branch.

4.6	Zhejiang Geely Automobile Co., Ltd. Wuhan Branch undertakes to strictly implement the product technical specifications issued by Wuhan Lotus Cars Co., Ltd., use production and inspection equipment according to the specifications, and follow the technical instructions issued in accordance with the Agreement. Zhejiang Geely Automobile Co., Ltd. Wuhan Branch shall not be liable for any product quality problems caused by its implementation of product technical specifications or technical instructions issued by Wuhan Lotus Cars Co., Ltd.

4.7	Zhejiang Geely Automobile Co., Ltd. Wuhan Branch shall be responsible for applying for and obtaining the Certificate, certificate of conformity, 3C labeling and environmental protection on-board list of Cooperative Models, printing of overseas COC certificates and uploading information; based on the corresponding data provided by Lotus, Geely shall be responsible for the input of information on various platforms including but not limited to the new energy vehicle monitoring platform and the battery traceability system, and shall be responsible for timely and accurate provision of other information required to complete the foregoing tasks (including but not limited to vehicle production, warehousing, billing and other information) and for the authenticity, accuracy and completeness of such information.

4.8	The Parties hereby confirm that, unless otherwise agreed, although the Product Announcement of the Cooperative Models is registered under the name of Geely, all the benefits of the new energy credits and carbon emission credits (if applicable) related to the Cooperative Models, the central and/or or various local grants and subsidies for new energy vehicles (including but not limited to car purchase subsidies, energy conservation and emission reduction subsidies, and rights and interests under various support/incentive policies related to the Cooperative Models issued by the national or local governments) shall vest in Lotus, and Geely shall not have any interest therein, Geely shall take necessary actions (for example, sell to a third party) in accordance with the instructions of Lotus, with all taxes and fees arising therefrom to be borne by Lotus. For the sake of clarity, under the same conditions, Lotus shall give priority to selling new energy credits to Geely Party or a Geely’s affiliates recognized by Lotus.

4.9	Relevant Parties may carry out follow-up negotiations and enter into separate agreements on general distribution, quality assurance, after-sales services, claims and other matters related to the manufacture and delivery of vehicles of the Cooperative Models.

5	Factory Construction

5.1	Geely shall ensure the construction of a new, high-quality automobile production base with first-class manufacturing and management levels, which can meet the quality requirements and production capacity requirements of Lotus. For the avoidance of doubt, the construction of the capitalized part of the Geely factory (including but not limited to land, buildings, machinery and equipment, power equipment, transportation equipment, office equipment, mold inspection tools, tools and instruments and other fixed assets and intangible assets) and its operation should be paid by Geely with its own or self-raised funds, and the relevant expenses will then be apportioned to Lotus through the purchase of complete vehicle kits for the Cooperative Models in accordance with the provisions of the Agreement. Lotus shall not pay or bear any other expenses or costs for the construction and operation of the capitalized part of the Geely Factory. For the expensed cost of the Geely factory (including the salary of the administrative personnel in the early stage of the factory project construction, entertainment expenses, travel expenses, postal and communication expenses, etc.), the terms of payment shall be agreed otherwise by the Parties.

5.2	The commissioning costs refer to the costs and expenses of direct materials, energy consumption, material consumption, low-value consumables related to the test car, exhibition car, and test pieces incurred in the trial production stage of vehicles of the Cooperative Model, including the wages of workers in production (including welfare, social security, provident fund), training fees of trainees on contract, expert support fees, etc. incurred before the FSR (Final Status Report).

6	Capacity Reservation

6.1	Geely Party shall introduce necessary general and special equipment on time according to the plan from development to production of the three Lotus models. When the production capacity cannot meet the sales demand, Geely Party shall promptly expand the plant and equipment to ensure the delivery quantity and quality (however, if the delivery quantity and quality are not met due to reasons other than Geely Party, Geely Party shall not be liable therefor). When the original planned production capacity cannot meet the sales demand, Lotus Party and Geely Party should jointly evaluate and confirm whether to expand the plant and equipment, and the resulting production costs that need to be borne by Lotus should be paid to Geely on a lump-sum basis, and the costs of other assets (land, plant, equipment and other supporting facilities) should be amortized to the cost of each vehicle under the principle of dedicated use and shared use.

6.2	Lotus shall have the priority to use the spare capacity of Geely’s factory.

7	Calculation and Payment of Ex-factory Price

7.1	The Parties hereby unanimously confirm that the ex-factory price of the complete vehicle kit is calculated according to the following formula:

Ex-factory price (excluding tax) = ******

Where:

“Royalty”: ******;

“Factory three costs”: ******

“Fixed amortization”: ******

“Support & guarantee fee”: ******

“Value-added cost”: ******;

“Non-value-added cost”: ******;

7.2	******.

7.3	Wuhan Geely Auto Parts Co., Ltd. shall take necessary measures to control the “factory three costs” within a reasonable range. The “factory three costs” are apportioned on a monthly basis according to the actual production capacity of Lotus.

7.4	Lotus and Geely shall make monthly settlement based on the quantity of vehicles delivered in the current month, and Lotus shall pay the corresponding amount to the bank account designated by Geely within ****** after receiving the special value-added tax invoice issued by Geely.

7.5	The prices listed or calculated in the Agreement do not include value-added tax. If the national value-added tax rate is adjusted, the actual amount to be paid by the payer will be adjusted accordingly, but the value-added tax-free price under the Agreement will not be affected by the national value-added tax rate adjustment.

7.6	Terms of payment: wire transfer. Currency for payment: RMB.

7.7	******.

7.8	If the Parties introduce other brands, the above pricing and criteria will be adjusted through further negotiation between the Parties.

8	Delivery and Risks

8.1	After the vehicle enters the finished product garage and the vehicle key and the Certificate are delivered to Lotus Party (or the carrier designated by Lotus Party), the ownership and risks of the corresponding vehicle and its parts and components shall be deemed to have been transferred to Lotus Party.

8.2	Geely Party shall assume the risks of destruction and loss of the raw materials, parts and components, complete vehicles and deliverables held in the process of manufacture due to reasons not caused by Lotus Party; and Lotus Party shall assume the risks of destruction and loss of the same due to reasons caused by Lotus Party.

8.3	Geely Party shall deliver each vehicle in a condition that meets the specifications before the delivery date agreed by the Parties.

9	Quality Assurance

9.1	Geely, as the manufacturer of the contracted products, shall be obliged to deliver the contracted products that meet the technical specifications and quality requirements stipulated by Lotus, and to ensure that the contracted products conform to the technical specifications and have no defects in manufacturing and assembly processes (Geely shall not be liable for any defects resulting from (1) Geely’s compliance with the foregoing technical specifications, technical specifications or other technical guidance documents provided by Lotus; (2) other reasons not caused by Geely). All vehicles and products delivered by Geely must comply with (including but not limited to) national standards, ECE regulations, EU directives, local standards, industry norms, provided by Lotus to Geely and confirmed by Geely, and the acceptance criteria mutually confirmed by the Parties in writing.

9.2	Geely shall provide new vehicle warranty, organize production in a timely manner and provide after-sales spare parts as per the consensus of the Parties, so as to make reasonable commercial efforts to meet customer needs.

9.3	The Parties shall immediately identify any contracted products that do not meet the technical specifications and quality requirements, and ensure that such contracted products do not flow into the market. The Parties shall cooperate in any recall actions or other measures related to the contracted products ordered by the Chinese or EU competent approval authorities.

10	Intellectual Property Rights

10.1	Intellectual property rights: The intellectual property rights owned by each Party before the execution of the Agreement, or not generated or acquired due to the performance of the Agreement, shall still be fully and exclusively owned by that Party.

10.2	Licensing of rights: The Parties understand that if Geely needs to use any intellectual property rights owned or legally licensed by Lotus during the performance of the Agreement, Lotus agrees to grant Geely a worldwide, non-exclusive and non-sublicensable (other than sub-license to Geely and its affiliates for bringing to effect the purpose of the Agreement) license to use the licensed technologies for the production, manufacture, assembly, testing, inspection, vehicle certification, sale, after-sales service, maintenance of the vehicles. Lotus undertakes, to the best knowledge of Lotus, such licensed technologies do not infringe upon the intellectual property rights of any third party; otherwise, Lotus shall be liable for Geely’s losses arising therefrom.

11	Representations and Warranties

Each Party hereby warrants that each of the following representations is true and accurate as of the date of execution of the Agreement:

(1)	Each Party is a legal entity established in accordance with the laws of China and has the necessary power and authorization to execute the Agreement and perform its obligations under the Agreement.

(2)	The information disclosed by any Party to other Parties is true, accurate and sufficient.

(3)	Each Party shall abide by the ethics, integrity and product technical compliance standards, processes and procedures (especially various compliance requirements related to the Agreement, including those on safety, emission, certification, information security and personal data protection, etc.), and shall ensure that its management and employees abide by these standards.

(4)	Each Party shall meet the qualifications and qualifications required by the vehicle model cooperation project, sign, execute and perform all relevant documents and decision-making procedures requisite, necessary or required to bring to effect the purpose of the Agreement.

(5)	The execution and performance of the Agreement by any Party will not violate its constitutional documents or rules and regulations, nor will it violate the laws or government orders applicable to a Party and the agreements binding on a Party.

(6)	Each Party owns, and will continue to own, the intellectual property rights or legal authorization to perform its obligations under the Agreement or provide any materials.

12	Confidentiality

12.1	During the term and after the expiration, of the Agreement, any Party shall not divulge or disclose confidential information to a third party without the written consent of the other Parties, unless the information has become publicly available.

12.2	The Parties (including their respective employees) shall be obliged to treat in confidence the Agreement and all decision-making policies, regulations, operation manuals, customer information, product information, etc. in the business.

13	Liabilities for Default

13.1	The Agreement is a clear expression of the true intents of the Parties. During the performance of the Agreement, if a Party fails to strictly follow the Agreement or perform its corresponding duties and obligations hereunder, it constitutes a default, and the Party shall assume the corresponding liability therefor. In addition to compensating the non-defaulting party for all its direct losses, the defaulting party must also bear all expenses paid by the non-defaulting party to obtain such compensation, including but not limited to legal fees, attorney fees, travel expenses, etc.

13.2	If a Party is in breach of the Agreement and causes any losses to any other third party and cause any dispute, and the settlement of such dispute eventually causes the non-defaulting party to assume any liabilities, the defaulting party shall fully compensate the non-defaulting party for the losses suffered thereby.

13.3	Unless the Agreement is terminated or rescinded in accordance with the provisions of Article 15, Lotus undertakes that it will commission Geely to produce the models under the Agreement until the fixed depreciation and amortization promised by Lotus is completed.

13.4	If Geely fails to deliver the vehicle products according to the quality standards agreed by the Parties (including but not limited to the Agreement, contract appendices, written notices from Lotus, product specifications, the same below), Geely shall take appropriate measures to make the products repaired up to conformity or replaced to returned, and bear any costs arising therefrom; meanwhile, Lotus shall have the right to demand Geely Party to assume joint and several liabilities and compensate Lotus Party for all direct losses suffered thereby. If Geely fails to deliver the vehicle products according to the quality standards agreed by the Parties due to Lotus’s reasons, Lotus shall bear any expenses incurred by Geely for making the products repaired up to conformity or replaced to returned; meanwhile, Geely shall have the right to demand Lotus Party to assume joint and several liabilities and compensates Geely Party for all direct losses suffered thereby. If Geely fails to deliver vehicle products according to the quality standards agreed by the Parties due to common reasons between Geely and Lotus, the Parties shall negotiate amicably and assume corresponding liabilities pro rata based on their respective liabilities.

13.5	If due to Geely’s reasons, the quality of the product is not up to standard, causing Lotus or consumers to suffer personal injury or property damage, or causing disputes or lawsuits for consumer claims, or causing Lotus to be subject to administrative punishment by the competent government authorities, Geely Party must be jointly and severally liable for all direct losses caused to Lotus. If due to Lotus’s reasons, the quality of the product is not up to standard, causing Geely or consumers to suffer personal injury or property damage, or causing disputes or lawsuits for consumer claims, or causing Geely to be subject to administrative punishment by the competent government authorities, Lotus Party must be jointly and severally liable for all direct losses caused to Geely. If due to common reasons between Geely and Lotus, the quality of the product is not up to standard, causing a Party or consumers to suffer personal injury or property damage, or causing disputes or lawsuits for consumer claims, or causing a Party to be subject to administrative punishment by the competent government authorities, the Parties shall negotiate amicably and assume corresponding liabilities pro rata based on their respective liabilities.

14	Special Provisions of Integrity and Self-discipline

14.1	The Parties undertake to strictly abide by the following stipulations during business dealings:

(1)	Do not transfer various property and non-property benefits or advantages to other Parties (including the entities participated, held or actually controlled by such other Parties or their affiliates, the same below) and their personnel (including their relatives or other interested parties, etc., the same below) in any name.

(2)	Do not carry out business activities with the other Parties’ personnel, and those who are related to each other shall disqualify themselves. Within two years after the termination of the cooperation among the Parties, a Party shall not employ, accept the services provided by, the other Parties’ personnel, without the consent of the other Parties.

14.2	In the event of default of any such stipulation, the defaulting party shall pay liquidated damages to the non-defaulting party at ****** of the contract amount (or of the amount actually incurred for contracts with non-fixed amounts, the same below); if the contract amount cannot be determined, the defaulting party shall pay liquidated damages of ****** to the non-defaulting party. If an crime is constituted, the defaulting party shall be sent to the judiciary to investigate its criminal liability.

14.3	If a Party discovers that any other Party’s personnel have been in default of the foregoing provisions on integrity and self-discipline, it shall report to the compliance department of the other Party or judicial authority.

14.4	The modification, assignment, termination, revocation, and invalidation of the Agreement shall not affect the effectiveness of the foregoing provisions on integrity and self-discipline.

15	Termination and Rescission of the Agreement

15.1	If a Party is in any of the following circumstances, the Parties shall terminate the Agreement in writing without any liability therefor:

(1)	insolvency or bankruptcy liquidation, or any other similar event as required by law; and

(2)	any change in ownership, or disposition of all or any of its significant business or assets (other than legal organizational adjustments) that materially affects the Party’s ability to perform the Agreement.

15.2	The Agreement may be terminated upon consensus of the Parties.

15.3	If a Party delays the performance of the Agreement and fails to perform within [30] days after being urged by the non-defaulting party, the non-defaulting party may unilaterally terminate the Agreement.

15.4	Except for the aforementioned circumstances, the Agreement shall not be terminated or rescinded early for any other reason. If any other circumstances other than the aforementioned circumstances occur, the Parties shall negotiate amiably and in good faith, in a timely manner, based on the long-term cooperation, mutual benefit and win-win principles.

15.5	Upon termination of the Agreement, Geely shall immediately return or destroy all retained Lotus documents and other materials, including but not limited to storage media and computer files containing Lotus confidential information. Meanwhile, Lotus shall pay the payable and unpaid fees and expenses in accordance with the provisions of Article 7 of the Agreement, and Geely shall deliver all the produced vehicles, parts and raw materials as soon as possible. Geely shall be responsible for safekeeping of the vehicles and all deliverables before delivery thereof.

16	Term

The Agreement shall take effect from the date of execution hereof by the Parties, unless terminated according to Article 15, the term of the Agreement will be 10 years, and if any Party does not raise any objection within 60 days before the expiration, the Agreement will be automatically renewed for 3 years.

17	Settlement of Disputes

The Agreement shall be governed by the laws of the People’s Republic of China. Disputes arising during the performance of the Agreement shall be settled by the Parties involved in the dispute through negotiation; if the negotiation fails, any Party may bring a lawsuit to the competent people’s court where Wuhan Geely Auto Parts Co., Ltd. is located.

18	Miscellaneous

18.1	If a Party is unable to perform its obligations under the Agreement due to a force majeure event, the Party shall notify the other Parties in writing within fifteen (15) days after the occurrence of the force majeure event and provide evidence of the force majeure event available by it. The Party claiming to be unable to perform its obligations due to a force majeure event shall take appropriate measures to reduce or eliminate the impact of the force majeure event, and shall endeavor to resume performance of its obligations affected by the force majeure event within the shortest possible time.

18.2	In the event of a force majeure event, any Party shall not be liable for any damages, increased expenses or losses incurred by any other Party due to the cessation or delay of performance of obligations due to the force majeure event. The aforementioned cessation or delay in performance of the obligations shall not be deemed a default.

18.3	The Agreement shall take effect on the date of execution by the authorized representatives of the Parties and affixing the official seal or contract seal thereto, and shall be terminated in accordance with the relevant provisions on termination of the Agreement. After the termination of the Agreement, the provisions of the Agreement on quality, intellectual property rights, confidentiality, liabilities for default, integrity and self-discipline and settlement of disputes shall continue to be effective, and the termination of the Agreement shall not affect the rights and obligations that have arisen before the termination.

18.4	The Agreement is written and executed in Chinese, and the English version (if any) is for reference only; if there is any inconsistency or conflict between the Chinese version and the English version, the Chinese version shall prevail.

18.5	Any matters uncovered herein shall be subject to a supplemental agreement that may be executed otherwise by the Parties through negotiation, which will constitute an appendix to the Agreement. The appendix shall have the same effect as the Agreement.

18.6	The Agreement is executed in twelve counterparts, with Lotus holding four counterparts and Geely holding eight counterparts, all of which shall have the same legal effect.

18.7	For the avoidance of doubt, the years mentioned in the Agreement refer to natural years.

[Execution Page]

IN WITNESS WHEREOF, the Parties have procured their duly authorized representatives to execute the Agreement on the date first written above.

Wuhan Lotus Cars Co., Ltd.

/s/	Wuhan Lotus Cars Co., Ltd.

Wuhan Lotus Cars Sales Limited

/s/	Wuhan Lotus Cars Sales Limited

Wuhan Geely Auto Parts Co., Ltd.

/s/	Wuhan Geely Auto Parts Co., Ltd.

Zhejiang Geely Automobile Co., Ltd. Wuhan Branch

/s/	Zhejiang Geely Automobile Co., Ltd. Wuhan Branch

Schedule 1

[***]

Schedule 2

[***]